SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — September 5, 2008
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN		46240

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On September 5, 2008, the Board of Directors of Bell Industries, Inc. (the “Company”) appointed Mr. Dale A. Booth as a director. Mr. Booth, age 49, is currently the Executive Chairman and Chief Executive Officer of SensorLogic, Inc. Mr. Booth’s committee assignments have not yet been determined. As a director, Mr. Booth will receive annual cash compensation of $12,000, the same amount received by all of the Company’s directors other than our Chairman. At the discretion of the Board of Directors, Mr. Booth is eligible to receive equity grants pursuant to the terms of the Company’s 2007 equity incentive plan.
     On September 5, 2008, Mr. James Lawson informed the Board of Directors that he has decided not to stand for reelection at the Company’s 2008 Annual Meeting of Shareholders. Mr. Lawson intends to continue to serve on the Company’s Board of Directors until such meeting. Mr. Lawson’s decision does not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events
     On September 5, 2008, the Company’s Board of Directors set the Company’s Annual Meeting of Shareholders for Thursday, December 4, 2008 for shareholders of record as of October 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: September 10, 2008	By:	/s/ Kevin J. Thimjon
		Name:	Kevin J. Thimjon
		Title:	President and Chief Financial Officer